UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2009

NETGEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	770419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 E. Plumeria Dr.

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 907-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 12, 2009, NETGEAR, Inc. (“NETGEAR”) issued a press release announcing its financial results for its fourth fiscal quarter and fiscal year ended December 31, 2008, the text of which is furnished herewith as Exhibit 99.1.

The information in this Item 2.02 and in Item 9.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 2.02 and in Item 9.01 shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 11, 2009, the Board of Directors of NETGEAR approved a temporary 10% reduction in the annual base salaries of all full time senior managers at the vice president level or above including the Chief Executive Officer, Chief Financial Officer and other Named Executive Officers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

Dated: February 12, 2009	By:	/s/ Andrew W. Kim
Andrew W. Kim
Vice President, Legal and Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 12, 2009